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                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES
                           OF ASPEN TECHNOLOGY, INC.



     Aspen Technology, Inc. owns, directly or indirectly, 100% of the outstanding capital stock of each of the following:


     Name of Subsidiary                           Jurisdiction of Incorporation
     ------------------                           -----------------------------

     Aspen Technology (Asia), Inc.                Delaware

     Aspen Technology S.r.l.                      Italy

     AspenTech Asia, Ltd.                         Hong Kong

     AspenTech Canada, Ltd.                       Canada

     AspenTech Europe, B.V.                       Netherlands

     AspenTech Europe S.A./N.V.                   Belgium

     AspenTech, Inc.                              Texas

     AspenTech Japan Co. Ltd.                     Japan

     AspenTech Securities Corporation             Delaware

     AspenTech UK, Ltd.                           England

     Chesapeake Decision Sciences, Inc.           New Jersey

     Cimtech S.A./N.V.                            Belgium

     IISYS, Inc.                                  Texas

     Industrial Systems, Inc.                     Washington

     NeuralWare, Inc.                             Pennsylvania

     Process Modeling Investment Corporation      Delaware

     The SAST Corporation Limited                 England

     S.A.S.T., Inc.                               Texas

     Special Analysis and Computing Services
      Limited                                     England

     Special Analysis and Simulation Technology
      Limited                                     England

     Treiber Controls, Inc.                       Ontario, Canada

     Treiber Controls, Inc.                       Texas

     Treiber Controls (Alberta), Inc.             Alberta, Canada

     Zyqad Limited                                England


     In addition, Cimtech S.A./N.V. owns 60% of Cimtrade S.A., a French company.